UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2006

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	44-0618012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On July 26, 2006, O’Reilly Automotive, Inc. issued a press release announcing their 2006 second quarter earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated July 26, 2006

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2006	O’REILLY AUTOMOTIVE, INC.

By: /s/ Thomas McFall
Thomas McFall
Senior Vice President of Finance
Chief Financial Officer
(principal financial officer)

Exhibit 99.1

FOR IMMEDIATE RELEASE

For further information contact:	Greg Henslee
Tom McFall
(417) 862-3333

___________________________________________________________________________________________________________

O’REILLY AUTOMOTIVE, INC. REPORTS RECORD

2006 SECOND QUARTER RESULTS

14.9% INCREASE IN NET INCOME

13.2% INCREASE IN EARNINGS PER SHARE

____________________________________________________________________________________________________________

Springfield, MO, July 26, 2006 -- O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced record revenues and earnings for the second quarter of 2006, representing 51 quarters of record revenues and earnings for O’Reilly since becoming a public company in April 1993.

Net income for the second quarter ended June 30, 2006, totaled $49.3 million, up 14.9% from $42.9 million for the same period in 2005. Diluted earnings per common share for the second quarter of 2006 increased 13.2% to $0.43 on 115.2 million shares compared to $0.38 for the second quarter of 2005 on 113.1 million shares. Product sales for the three months ended June 30, 2006, totaled $591 million, up 13.4% from $521 million for the same period a year ago. Gross profit for the second quarter of 2006 increased to $261 million (or 44.1% of product sales) from $229 million (or 43.9% of product sales) for the second quarter of 2005, representing an increase of 14.0%. Operating, Selling, General and Administrative (“OSG&A”) expenses increased to $183 million (or 30.9% of product sales) for the second quarter of 2006 from $161 million (or 30.9% of product sales) for the second quarter of 2005, representing an increase of 13.6%.

Net income for the first six months of 2006 totaled $89.9 million, up 18.0% from $76.1 million for the same period a year ago. Diluted earnings per common share for the first six months of 2006 increased 16.4% to $0.78 on 114.9 million shares compared to $0.67 a year ago on 112.8 million shares. Product sales for the first six months of 2006 totaled $1,128 million, up 14.2% from $987 million for the same period a year ago. Gross profit for the first six months of 2006 increased to $494 million (or 43.8% of product sales) from $425 million (or 43.1% of product sales) for the same period a year ago, representing an increase of 16.3%. OSG&A expenses increased to $351 million (or 31.1% of product sales) for the first six months of 2006 from $303 million (or 30.7% of product sales) for the same period a year ago, representing an increase of 15.7%.

Comparable store product sales for stores open at least one year increased 3.5% and 3.6% for the second quarter and first six months of 2006 respectively.

“We are pleased with another successful quarter for Team O’Reilly,” stated Greg Henslee, CEO and Co-President. “We were able to achieve strong gross and operating margins and considering the difficult 9.6% comparable store sales comparison in the second quarter 2005, are satisfied with the solid 3.5% comparable store sales growth. These results reflect the daily commitment by Team O’Reilly to provide the absolute best customer service levels in the industry.”

Ted Wise, COO and Co-President, stated, “The quarter was highlighted by the opening of 49 new stores and our newest distribution center in Indianapolis. This new DC opening has been very successful and is supporting our expansion into this new market.

The Company will host a conference call Thursday, July 27, 2006, at 10:00 a.m. central time to discuss its results as well as future expectations. Investors may listen to the conference call live on the Company’s web site, www.oreillyauto.com, by clicking on “Investor Relations” then “News Room.”

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,555 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of June 30, 2006.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2005, for more details.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30, 2006	December 31, 2005
	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$55,247	$31,384
Accounts receivable, net	82,612	73,849
Amounts receivable from vendors, net	62,334	57,224
Inventory	800,459	726,390
Other current assets	15,211	22,845
Total current assets	1,015,863	911,692

Property and equipment, at cost	1,108,717	992,899
Accumulated depreciation and amortization	300,867	274,533
Net property and equipment	807,850	718,366

Notes receivable, less current portion	32,532	29,062
Other assets, net	60,081	60,827
Total assets	$1,916,326	$1,719,947

Liabilities and shareholders' equity
Current liabilities:
Income taxes payable	$9,360	$--
Accounts payable	358,090	292,667
Accrued payroll	20,323	19,356
Accrued benefits and withholdings	47,287	49,794
Deferred income taxes	3,119	2,451
Other current liabilities	48,374	47,137
Current portion of long-term debt	265	75,313
Total current liabilities	486,818	486,718

Long-term debt, less current portion	100,678	25,461
Deferred income taxes	44,809	42,516
Other liabilities	22,319	19,483

Shareholders' equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares – 113,394,091 at June 30, 2006, and
112,389,002 at December 31, 2005	1,134	1,124
Additional paid-in capital	386,371	360,325
Retained earnings	874,197	784,320
Total shareholders’ equity	1,261,702	1,145,769
Total liabilities and shareholders’ equity	$1,916,326	$1,719,947

Note: The balance sheet at December 31, 2005, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Product sales	$591,199	$521,209	$1,127,746	$987,448
Cost of goods sold, including warehouse and distribution expenses	330,271	292,239	633,390	562,309

Gross Profit	260,928	228,970	494,356	425,139
Operating, selling, general and administrative expenses	182,692	160,843	351,154	303,431

Operating income	78,236	68,127	143,202	121,708
Other income (expense), net	162	195	(290)	(473)

Income before income taxes	78,398	68,322	142,912	121,235
Provision for income taxes	29,085	25,399	53,035	45,099

Net income	$49,313	$42,923	$89,877	$76,136

Net income per common share	$0.44	$0.39	$0.80	$0.68
Net income per common share-assuming dilution	$0.43	$0.38	$0.78	$0.67

Weighted-average common shares – basic	113,253	111,448	112,890	111,174
Adjusted weighted-average common shares outstanding – assuming dilution	115,196	113,138	114,908	112,827

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

	June 30,
	2006	2005

Inventory turnover (1)	1.6	1.6
Inventory turnover, net of payables (2)	2.8	2.7

AP to inventory (3)	44.7%	39.1%
Debt-to-capital (4)	7.4%	8.8%
Return on equity (5)	15.0%	14.4%
Return on assets (6)	9.8%	9.3%

	Three Months Ended June 30,
	2006	2005
Other Information (in thousands):
Capital expenditures	$71,986	$56,924
Depreciation and amortization	$15,717	$13,768
Interest expense	$1,064	$1,037
Lease and rental expense	$12,353	$10,615

Sales per weighted-average square foot (7)(8)	$56.64	$58.21
Sales per weighted-average store (in thousands) (8)(9)	$379	$388
Square footage (in thousands)(8)	10,404	8,860

Store count:
New stores, net (10)	49	113
Total stores	1,555	1,399

Total employment	21,277	19,426

(1)

Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2)

Calculated as cost of sales for the last 12 months divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)	Accounts payable divided by inventory.
(4)	The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders’ equity.
(5)

Last 12 months net income divided by average shareholders’ equity. Average shareholders’ equity is calculated by taking a simple average of the beginning and ending shareholders’ equity for the same period used in determining the numerator.

(6)

Last 12 months net income divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7)	Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.
(8)	Weighted-average square feet, weighted-average store count and total square footage for the three months ended June 30, 2005 exclude the 72 Midwest Auto Parts stores acquired May 31, 2005.
(9)	Total sales less jobber sales, divided by weighted-average stores. Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.
(10)	Net new stores in the three months ended June 30, 2005, includes 72 Midwest Auto Parts stores acquired May 31, 2005.